                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITOR'S CONSENT

         We consent to the incorporation by reference in this Registration Statement of Atrix Laboratories, Inc. on Form S-8 of our report dated February 29, 2000, appearing in the Annual Report on Form 10-K of Atrix Laboratories, Inc. for the year ended December 31, 1999.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Denver, Colorado
September 29, 2000